  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997
                                                REGISTRATION NO.________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            -----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                    76-0040040
  (STATE OR OTHER JURISDICTION OF                     (I.R.S.  EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                              1330 POST OAK BLVD.
                             HOUSTON, TEXAS  77056
              (Address of Principal Executive Offices) (Zip Code)


                       UNION TEXAS PETROLEUM SAVINGS PLAN
                             FOR SALARIED EMPLOYEES

                            (Full title of the plan)

                               ALAN R. CRAIN, JR.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              1330 POST OAK BLVD.
                             HOUSTON, TEXAS  77056
                                 (713) 623-6544
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed Maximum      Proposed Maximum
                                                   Amount to        Offering Price          Aggregate           Amount of
   Title of Securities to be Registered(1)       be Registered       Per Share(2)       Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.05 per share           2,000,000            $20.75             $41,500,000          $12,575.76
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to an employee benefit plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the New York Stock Exchange on June 27, 1997 pursuant to Rule 457(c).

================================================================================

                                     PART I


         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to
Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed by Union Texas Petroleum Holdings, Inc. (the "Company"), solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statements on Form S-8 (33-26105 and 33-44045), as amended, relating to the Union Texas Petroleum Savings Plan for Salaried Employees, as amended.


ITEM 8.  EXHIBITS.

Exhibit
Number   Description
------   -----------
5.1      Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

5.2      Internal Revenue Service Determination Letter.

15.1     Independent Accountants' Awareness Letter.

23.1     Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2     Consent of Price Waterhouse LLP.

24.1     Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of July, 1997.

                           UNION TEXAS PETROLEUM HOLDINGS, INC.


                           By:     /s/ Donald M. McMullan
                              --------------------------------------------------
                                   Donald M. McMullan
                                   Vice President and Controller

                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of Union Texas Petroleum Holdings Inc. (the "Company") hereby constitutes and appoints Larry
D. Kalmbach, Alan R. Crain, Jr. and Donald M. McMullan, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 1, 1997.



      SIGNATURE                                                                                         TITLE
      ---------                                                                                         -----
/s/ John L. Whitmire                          Chairman of the Board and Chief Executive Officer
-------------------------------               (Principal Executive Officer)
John L. Whitmire


/s/ Larry D. Kalmbach                         Vice President and Chief Financial Officer
-------------------------------               (Principal Financial Officer)
Larry D. Kalmbach


/s/ Donald M. McMullan                        Vice President and Controller
-------------------------------               (Principal Accounting Officer)
Donald M. McMullan


/s/ Glenn A. Cox                              Director
-------------------------------
Glenn A. Cox


/s/ Edward A. Gilhuly                         Director
-------------------------------
Edward A. Gilhuly


/s/ James H. Greene, Jr.                      Director
-------------------------------
James H. Greene, Jr.


/s/ Henry R. Kravis                           Director
-------------------------------
Henry R. Kravis


/s/ Michael W. Michelson                      Director
-------------------------------
Michael W. Michelson

/s/ Wylie Bernard Pieper                      Director
-------------------------------
Wylie Bernard Pieper


/s/ Stanley P. Porter                         Director
-------------------------------
Stanley P. Porter


/s/ George R. Roberts                         Director
-------------------------------
George R. Roberts


/s/ Richard R. Shinn                          Director
-------------------------------
Richard R. Shinn


/s/ Sellers Stough                            Director
-------------------------------
Sellers Stough

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of July, 1997.



                           UNION TEXAS PETROLEUM SAVINGS PLAN FOR
                                 SALARIED EMPLOYEES


                           By:/s/ Alan R. Crain, Jr.
                              --------------------------------------------------
                              Alan R. Crain, Jr.
                              Vice President and General Counsel

                                 EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------
5.1      --      Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

5.2      --      Internal Revenue Service Determination Letter.

15.1     --      Independent Accountants' Awareness Letter.

23.1     --      Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2     --      Consent of Price Waterhouse LLP.

24.1     --      Power of Attorney (set forth on the signature page contained in Part II of this registration statement).